UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Panacea Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38190	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 South University Blvd, C18-193

Greenwood Village, CO 80121

(Address of principal executive offices, including zip code)

(800) 985-0515

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Asset Purchase Agreement

On September 26, 2023, Panacea Life Sciences Holdings, Inc. (the “Company,” “Panacea,” “we,” or “our”) and PUR Life Medical, Inc. (“PUR Life”) entered into an Asset Purchase Agreement (“APA”) pursuant to which PUR Life agreed to sell and Panacea agreed to purchase all of the following assets, including but not limited to, tangible and intangible, free and clear of all encumbrances, which are used or useful in the business operations of PUR Life and as more specifically defined below (collectively, the “Assets”). PUR Life is a franchise business and has over 60 different areas franchises and individual spas, which together provide a revolutionary approach to alternative medicine, pain management and longevity-based solutions. The PUR Life concept includes ground-breaking technologies from around the world combined with unique protocols and treatments to offer an integrated and synergistic approach to health and healing. Panacea further plans to offer its products within the PUR Life treatment centers. The complete list of Assets to be transferred from PUR Life to the Company at Closing are as follows:

●	All Area Representative, all Single Unit Franchise Agreements currently in effect and all currently proposed franchise agreements. Any deposits in process will be transferred to the Buyer.
●	All current Franchise Disclosure Documents and related legal materials.
●	All trademarks and copyrights and PUR LIFE name.
●	All agreements with vendors, team members or suppliers with the intent that those agreements may be renegotiated within a reasonable time.
●	All manuals, software and operating systems.
●	All forms and materials for franchisee support.
●	All equipment.
●	All accounts receivable.
●	Employees of PUR Life

Subject to the terms and conditions set forth in the APA, a newly formed subsidiary of Panacea would merge with and into PUR Life (the “Merger”) and PUR Life would become our new subsidiary (the “Subsidiary”). Mr. Dan Olsen (“Mr. Olsen”), who founded the PUR Life franchise and owned 58.5% of PUR Life, will own 7% of the Subsidiary, while Panacea holds 93% ownership. Mr. Olsen will work closely with the management team of the Subsidiary for a reasonable time to offer his expertise in consulting and franchising to the Company for furthering the expansion of PUR Life nationwide.

Under the APA, Panacea would pay $180,000 to PUR Life on October 2, 2023 to be held in escrow until the PCOB audit requirements have been completed; and further $820,000 will be paid to PUR Life by November 10, 2023. Up to another $1.6 million would be due to be paid over the next four years, contingent upon successful collection of franchise fees and royalties. If the audited revenues are less that 10% of what was stated, the $1.6 million balance payment will be reduced to $800,000. Panacea plans to obtain both debt and equity financing for payment on the closing date.

The APA includes covenants of the parties customary for transactions similar to those contemplated by the APA, including, among others, that PUR Life shall conduct and operate its franchise business in the ordinary course consistent with past practice until the closing of the transaction and not engage in certain kinds of activities or transactions during this period. PUR Life has also agreed that, any franchise fees and investment received beginning on September 26, 2023 will be transferred to the Company. PUR Life has also agreed that, for the period commencing on the closing date of the transaction (September 26, 2023) until the second anniversary thereof, neither it nor any of its affiliates will provide, design, develop, market, engage in, produce or sell any products, services, or businesses which are the same or similar to those produced, marketed, invested in or sold by PUR Life, or engage in any aspect of the PUR Life business or activities competitive with the PUR Life business.

The APA also contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the APA. Such representations and warranties are made solely for purposes of the APA and, in some cases, are subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the APA and have been qualified by disclosures that were made in connection with the parties’ entry into the APA.

In addition, certain representations and warranties set forth in the APA may have been used for purposes of risk-allocation between the Company and PUR Life rather than establishing matters of fact. The representations and warranties contained in the APA were made solely for the benefit of the parties thereto. Persons not party to the APA, including, without limitation, the Company’s shareholders and other investors, should not rely on the representations and warranties contained in the APA, or any descriptions thereof, including those contained in this Current Report on Form 8-K (this “Report”), as characterizations of the actual facts or conditions applicable to the Company, PUR Life or any of the Company’s other service lines or subsidiaries.

Item 8.01. Other Events.

On October 2, 2023, Panacea and PUR Life issued a joint press release (the “Press Release”) announcing that on September 26, 2023, the Company and PUR Life entered into the APA.

The above description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1*	Press Release dated October 2, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Leslie Buttorff
Date: October 2, 2023		Leslie Buttorff
Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated October 2, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Filed herewith.